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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   FORM 8-A/A


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                        Telephone and Data Systems, Inc.
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            (Exact Name of Registrant as Specified in Its Charter)

         Delaware                                      36-2669023
------------------------------------------    ---------------------------------
 (State of Incorporation or Organization)   (I.R.S. Employer Identification No.)

30 North LaSalle Street, Chicago, Illinois                60602
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(Address of Principal Executive Offices)                (Zip Code)


If this form relates to the registration of   If this form  relates  to the
a class of securities pursuant to Section     registration  of  a  class  of
12(b) of the Exchange Act and is effective    securities  pursuant  to  Section
pursuant to General Instruction A.(c),        12(g) of the Exchange Act and is
please check the following box.|_|            effective  pursuant to General
                                              Instruction  A.(d), please check
                                              the following box.|_|

Securities Act registration statement file number to which this form relates:
                                                                  N/A
                                                            ------------------
                                                              (If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:


    Title of Each Class                      Name of Each Exchange on Which
    to be so Registered                      Each Class is to be Registered
    -------------------                      ------------------------------

Common Shares, par value $.01                    American Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
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                                (Title of Class)

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                                EXPLANATORY NOTE

     This Amendment to the Registration  Statement on Form 8-A of the Registrant
is  being  filed  for  the  purpose  of  amending  the  Form   8-A  of  the
Registrant to file the Restated Certificate of Incorporation of the Registrant, as amended on July 10, 1998.


                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


Item 1.           Description of Registrant's Securities to be Registered.

     The description (the "Description") of the Registrant's Common Shares, par value $.01 per share, appearing under the caption "Proposal 1 - Tracking Stock Proposal" in the Registrant's Proxy Statement/Prospectus, dated March 24, 1998, as supplemented, is incorporated herein by reference. Any subsequent amendment or any report filed for the purpose of updating the Description is deemed to be incorporated herein by reference.

     The Common Shares are traded on the American Stock Exchange under the symbol "TDS."

Item 2.           Exhibits.

Exhibit
Number                  Description of Document
-------                 -----------------------

  3.1 Restated Certificate of Incorporation of the Registrant, as amended.

  3.2 Restated Bylaws of the Registrant, are hereby incorporated by reference to Exhibit 3.2 to the Registrant's Current Report on Form 8-K dated May 22, 1998.


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                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                                 TELEPHONE AND DATA SYSTEMS, INC.



Date:  July 10, 1998             By:        /s/ Gregory J. Wilkinson
                                          --------------------------------------
                                           Name:  Gregory J. Wilkinson
                                           Title:  Vice President and Controller


















































                 SIGNATURE PAGE TO TDS 8-A/A DATED JULY 10, 1998









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                                  EXHIBIT INDEX


Exhibit
Number                         Description of Document
-------                        -----------------------

 3.1 Restated Certificate of Incorporation of the Registrant, as amended.

 3.2 Restated Bylaws of the Registrant, are hereby incorporated by reference to Exhibit 3.2 to the Registrant's Current Report on Form 8-K dated May 22, 1998.



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